                                                                  Exhibit 10.4



                                PLEDGE AGREEMENT


          This PLEDGE AGREEMENT, dated June 27, 1997 (this "Pledge Agreement"),
                                                            ----------------
made by Mtel Latin America, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Pledgor" or "Purchaser"), in favor of The
                                    -------      ---------
Chase Manhattan Bank, as collateral agent (the "Collateral Agent"), as permitted
                                                ----------------
by Article 3207 of the Argentine Civil Code, for the equal and ratable benefit of BGH S.A., a corporation organized and existing under the laws of the Republic of Argentina ("BGH"), Motorola International Development Corporation, a
               ---
corporation organized and existing under the laws of the State of Delaware, United States of America ("Motorola") and Jacobel S.A., a corporation organized
                           --------
and existing under the laws of the Republic of Argentina ("Jacobel", and
                                                           -------
collectively with BGH and Motorola, the "Sellers").  Capitalized terms not
                                         -------
otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement dated as of June 6, 1997 (as amended, supplemented or otherwise modified from time to time, the "Stock Purchase Agreement") by and
                                           ------------------------
among, the Purchaser and the Sellers.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Sellers wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Sellers, the Purchased Shares, on the terms and subject to the conditions set forth in the Stock Purchase Agreement;

          WHEREAS, the Purchaser, upon the Closing, will be the legal and beneficial owner of all of the Purchased Shares;

          WHEREAS, as part of the consideration for the purchase of the Purchased Shares, the Purchaser is assigning and delivering to the Sellers, on the terms and subject to the conditions set forth in the Stock Purchase Agreement, promissory notes (the "Notes") in the aggregate principal amount of
                                  -----
$8,000,000 issued by Mtel Argentina S.A., a
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corporation organized and existing under the laws of the Republic of Argentina and a wholly owned subsidiary of the Purchaser (the "Maker"), which Notes
                                                     -----
evidence an intercompany loan from the Purchaser to the Maker;

          WHEREAS, to induce the Sellers to sell the Purchased Shares, the Pledgor has agreed to execute and deliver this Pledge Agreement to secure the Notes.

          NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

          1.  Defined Terms.  The following capitalized terms shall have the
              -------------
meanings set forth below:

          "Collateral" means the Pledged Stock and all Proceeds thereof.
           ----------

          "Company" means Radiomensaje S.A.C., a corporation organized and
           -------
     existing under the laws of the Republic of Argentina

          "Event of Default" means an event of default under any of the Notes.
           ----------------

          "Indebtedness" means (1) all indebtedness or liability for borrowed
          -------------
     money; (2) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) all obligations for the deferred purchase price of property or services (including trade obligations); (4) all obligations as lessee under capital leases; (5) all current liabilities in respect of unfunded vested benefits under employee benefit plans covered by Argentine regulation; (6) all obligations under letters of credit; (7) all obligations under acceptance facilities; (8) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person or entity, or otherwise to assure a creditor against loss;

     and (9) all obligations secured by any mortgage, lien, pledge, or security interest or other charge or encumbrance on property (other than obligations secured by Permitted Liens), whether or not the obligations have been assumed.

          "Lien" means any lien, security interest, hypothecation, easement,
           ----
     mortgage, pledge, usufruct, assignment to a trustee, conditional sale or other title retention agreement, court or official attachment orders or any other encumbrance having the effect of constituting a security interest.

          "Merger" means the merger of the Maker with and into the Company.
           ------

          "Operating Approvals" means all permits, approvals, authorizations,
           -------------------
     registrations, qualifications and filings with and under all Argentine or other authorities and agencies that are required to enable the Company to carry on its One-Way Paging Business as currently conducted and (b) all other material permits, approvals, authorizations, registrations, qualifications and filings with and under all Argentine or other authorities and agencies that are required to enable the Company or carry on its business as currently conducted.

           "Permitted Liens" shall mean:
            ---------------

           (a) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued;

           (b) mechanics', materialmen's, carriers', warehousemen's and similar Liens arising by operation of law and in the ordinary course of business and securing obligations that are either promptly paid in the ordinary course of business or are being contested in good faith by appropriate proceedings diligently pursued;

           (c) Liens arising in connection with worker's compensation, unemployment insurance, pensions and social security benefits, in each case that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued; and

           (d) imperfections of title, covenants, restrictions, easements and other encumbrances on real property that (i) do not arise out of the incurrence of any Indebtedness and (ii) do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such Lien is imposed.

           "Pledged Stock" means the shares of capital stock of the Company
            -------------
      listed in Schedule I hereto.

           "Proceeds" means all "proceeds" as such term is defined in Section 9-
            --------
      306(1) of the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

           "Securities Act" means the Securities Act of 1933, as amended.
            --------------

           "UCC" means the Uniform Commercial Code as enacted and in effect in
            ---
      New York State.

           2.  Pledge; Grant of Security Interest.  The Pledgor hereby delivers
               ----------------------------------
 to the Collateral Agent the Pledged Stock and hereby grants to the Collateral Agent for the equal and ratable benefit of the Sellers a first priority security interest in and lien and pledge on the Collateral as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes and the performance when due of its obligations hereunder.

           3.  Stock Powers, etc.  Concurrently with the delivery to the
               -----------------
 Collateral Agent of each certificate representing any of the Pledged Stock, the Pledgor hereby delivers to the Collateral Agent (i) an undated stock power covering such certificate duly executed in blank, and if the Collateral Agent so requests, with signatures guaranteed, and (ii) a certified copy of the registration of security interest, pledge and lien created by this Pledge Agreement on the Company's stock ledger and on each certificate representing any of the Pledged Stock.

           4.  Representations and Warranties.  The Pledgor represents and
               ------------------------------
 warrants that:

           (a) Schedule I accurately reflects the percentage that shares of each class of common stock of the Company constituting the Pledged Stock represents of the issued and outstanding shares of such class.

           (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

           (c) The Pledgor is the record and beneficial owner of, and has good, valid and marketable title to, the Collateral listed in Schedule I, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims or options of whatever nature, except the security interest, pledge and lien in favor of the Collateral Agent for the benefit of the Sellers created by this Pledge Agreement.

           (d) Upon delivery to the Collateral Agent of the stock certificates evidencing the Pledged Stock and registration of the security interest, pledge and lien created by this Pledge Agreement on the Company's stock ledger and on each certificate representing any of the Pledged Stock, and assuming the continuous possession of such stock certificates by the Collateral Agent, the security interest, pledge and lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority security interest in and pledge and lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons claiming an interest in the Collateral.

            (e) The name of the Pledgor set forth in the first Section of this Pledge Agreement is the true, correct and complete name of the Pledgor. The legal address of the Pledgor and the address of the principal place of business and chief executive office of the Pledgor is 1350 I Street, NW, Washington, DC 20005. The Pledgor keeps all records and documents relating to the Pledged Stock at such address.

           5.  Covenants.  The Pledgor covenants and agrees that:
               ---------

           (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital and any certificate issued in connection with any reorganization), option or right, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the Collateral Agent's agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly register, or cause to be registered, the security interest, pledge and lien created by this Pledge Agreement with respect to any such certificate on the Company's stock ledger and on such certificate, together with an undated stock power covering such certificate duly executed in blank and, if the Collateral Agent so requests, with signatures guaranteed, to be held by the Collateral Agent hereunder as additional collateral security and pledge for the Notes. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Company shall be forthwith paid over to the Collateral Agent to be held by it hereunder as additional collateral security and pledge for the Notes, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Company or pursuant to the reorganization thereof, the property so distributed shall be forthwith delivered to the Collateral Agent to be held by it, subject to the terms hereof, as additional collateral security and pledge for the Notes. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of the Pledgor, as additional collateral security and pledge for the Notes.

           (b) The Pledgor will defend the right, title and interest of the Collateral Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

           (c) At any time and from time to time, upon the request of the Collateral Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as additional collateral security for the Notes.

           (d) The Pledgor shall cause the Company to:

               (i) conduct its business only in the ordinary course of business and use its reasonable commercial efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company other than in connection with the Merger, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

               (ii) maintain all Operating Approvals;

               (iii) preserve and maintain its corporate existence and good standing in the Republic of Argentina and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required except in such jurisdictions where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect;

               (iv) keep adequate records and books of account, in which complete entries will be made in accordance with Argentine GAAP, reflecting all financial transactions of the Company;

               (v) maintain, keep, and preserve all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted;

               (vi) except with regard to inventory pagers located at the Company's offices, maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the telecommunications industry and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof;

               (vii) at any reasonable time and from time to time upon reasonable notice to the Company, permit the Sellers or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company, and to discuss the affairs, finances, and accounts of the Company with any of their respective officers and directors and the Company's independent accountants;

               (viii) deliver to the Collateral Agent, as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, balance sheets of the Company as of the end of such quarter, and statements of changes in financial position of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and statements of changes in financial position of the Company for the portion of the fiscal year ended with the last day of each quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, and all prepared in accordance with Argentine GAAP consistently applied and verified by the chief financial officer of the Company;

               (ix) deliver to the Collateral Agent, as soon as is available, but in any event within ninety (90) days after the end of each fiscal year of the Company, the audited balance sheet of the Company as at the end of, and the related statements of operations, changes in stockholders' investment and cash flows for, such years, and the comparable financial statement as at end of, and for, the preceding fiscal year, which current year financial statements shall be accompanied by a report and opinion of an independent certified public accountants of nationally recognized standing which report and opinion shall be prepared in accordance with Argentine GAAP;

               (x) furnish to the Collateral Agent promptly upon receipt thereof, copies of any reports submitted to the Company by independent certified public accountants in connection with examination of the financial statements of the Company made by such accountants; and

               (xi) furnish such other information respecting the condition or operations, financial or otherwise, of the Company as the Collateral Agent may from time to time reasonably request.

          (e) The Pledgor shall cause the Company not to:

               (i) create, permit or suffer to exist any Lien, upon or with respect to any of its present or future assets, properties or revenues without the prior written consent of the Collateral Agent other than the Permitted Liens and any Liens existing as of the Closing Date;

               (ii) engage in any business other than the telecommunications business;

               (iii) whether in a single transaction or a series of related transactions, sell, lease, convey or otherwise dispose of any substantial portion of its assets or any assets other than in connection with the Merger or in the ordinary course of business;

               (iv) enter into, modify or amend any agreement with any affiliate, or any employee, shareholder, director or officer of the Company or any affiliate of the Company other than in the ordinary course of business and on terms no less favorable to the Company than would be obtained in an arms-length transaction between unaffiliated parties, provided that the Company shall not be prohibited from terminating any employee;

               (v) wind up, liquidate, or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, other than in connection the Merger;

               (vi) redeem or otherwise acquire any shares of its capital stock, or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of its capital stock, or split, combine or reclassify any of its capital stock or issue any securities in exchange or in substitution for shares of its capital stock, other than in connection with the Merger;

               (vii) declare, set aside or make any dividends, payments or distributions in cash, securities or property to the stockholders of the Company;

               (viii) amend (other than in connection with the Merger), breach or violate its Estatutos or other comparable organizational document in a manner adverse to the Sellers hereunder or under the Notes;

               (ix) conduct or transact business or directly or indirectly own any property, either personal or real or have any assets located outside of the Republic of Argentina, other than existing as of the Closing Date;

               (x) incur, create, assume or permit to exist any Indebtedness, other than Indebtedness existing as of the Closing Date; and

               (xi) make any advance, loan, extension of credit or capital contribution, or purchase any stock, bonds, notes, debentures or other securities of (other than any short-term government securities), or make any other investment in, any person or entity, other than in connection with the Merger.

          6.  Voting Rights.  So long as no Event of Default shall have
              -------------
occurred, and the Collateral Agent has not given notice to the Pledgor of the Collateral Agent's request to exercise its corresponding rights pursuant to
Section 7 below, the Pledgor may exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or
                              --------  -------
corporate right exercised or other action taken which would reasonably be expected to impair the Collateral or result in any violation of any provision of this Pledge Agreement or any of the other Transaction Documents.

          7.  Rights of the Collateral Agent.  (a)  If an Event of Default shall
              ------------------------------
have occurred and be continuing and the Collateral Agent shall have given notice of its intent to exercise such rights to the Pledgor: (i) the Collateral Agent shall have the right to receive any and all payments of any character paid in respect of the Collateral and (ii) the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Collateral at any meeting of shareholders of the Company or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Company, or upon the exercise by the Pledgor or the Collateral Agent of any right, privilege or option pertaining to such shares of the Collateral, and in connection therewith, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) The rights of the Collateral Agent hereunder shall not be conditioned or contingent upon the pursuit by the Collateral Agent of any right or remedy against the Pledgor or the Company or against any other Person which may be or become liable in respect of all or any part of the Notes or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto.

          8.  Remedies.  If an Event of Default shall have occurred and shall be
              --------
continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted in this Pledge Agreement, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing and as permitted under Article 585 of the Argentine Commercial Code, the Collateral Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Pledgor, the Company or any other Person (all and each of which demands, defenses, presentment, protest, advertisements and notices are hereby waived, except any notice required by law) may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof

(or contract to do any of the foregoing), in one or more portions at public or private sale or sales, upon such terms and conditions and at such prices as it may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Notes in whatever order the Collateral Agent may elect and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Collateral Agent account for the surplus, if any, to the Pledgor. Pledgor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by the Collateral Agent of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may postpone or adjourn any public or private sale of any Collateral from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so postponed or adjourned. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Notes and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

          9.  Limitation of Liability.  Notwithstanding anything to the contrary
              -----------------------
contained herein, the Pledgor shall not be liable (whether by operation of law or otherwise) for any payments due under the Notes except to the extent of its interest in the Collateral. If an Event of Default shall occur and be continuing, the sole recourse of the Collateral Agent on behalf of the Sellers against the Pledgor shall be the exercise of the rights and remedies of the Collateral Agent hereunder in respect of the Collateral; provided, however, that
                                                         --------  -------
nothing in this Section shall limit or otherwise prejudice in any way the right of the Sellers to proceed against the Maker with respect to the enforcement of the Maker's obligations (or the enforcement of the Sellers' rights) under the Notes.

          10.  Private Sales.  (a)  The Pledgor recognizes that the Collateral
               -------------
Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may resort, as permitted under Article 585 of the Argentine Commercial Code, to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Collateral Agent than if such sale were a public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so.

          (b) The Pledgor further agrees to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Collateral pursuant to this Pledge Agreement valid and binding and in compliance with any or all applicable provisions of the certificate of incorporation and by-laws or other organizational or governing documents of the Company, and all laws, treaties, rules or regulations or determinations of an arbitrator or a court or other governmental authority. The Pledgor authorizes the Collateral Agent to disclose information regarding the Pledgor, Maker and Company in the Collateral Agent's possession to a potential buyer of the Collateral in foreclosure sale, provided that such buyer agrees to keep such information confidential. The Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Sellers, that the Collateral Agent, on behalf of the Sellers has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing or prior payment or prior performance.

          11.  Limitation on Duties Regarding Collateral.  The Collateral
               -----------------------------------------
Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account. Such duty shall not include any obligation to ascertain or to initiate any action with respect to, or to inform the Pledgor of, maturity dates, conversion, call, exchange rights, offers to purchase the Collateral or any similar matters, notwithstanding the

Collateral Agent's knowledge of these matters. The Collateral Agent shall not have any duty to initiate any action to protect against the possibility of a decline in the market value of the Collateral. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon the Collateral, or any part thereof, or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor, or to take any other action whatsoever with regard to the Collateral or any part thereof.

          12.  Collateral Agent Appointed Attorney-in-Fact and Proxy.  The
               -----------------------------------------------------
Pledgor hereby appoints the Collateral Agent or the Collateral Agent's designee as the Pledgor's attorney-in-fact and proxy, with full authority and power in the Pledgor's place and stead, and in the Pledgor's name, from time to time in the Collateral Agent's discretion from and after the occurrence and during the continuance of an Event of Default to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to perfect, protect or enforce any right or security interest hereunder or otherwise accomplish the purposes of this Pledge Agreement, including, without limitation, to execute and file alone any financing statement under the UCC and any document or instrument under any other applicable laws, and to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of any of the Collateral and to give full discharge for the same. The Pledgor ratifies and approves all such acts of such attorney and proxy. Neither the Collateral Agent nor said attorney and proxy will be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, other than the Collateral Agent's or said attorney's and proxy's gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power, being coupled with an interest, is irrevocable until the Notes have been fully satisfied or the pledge has been terminated, whichever is earlier.

          13.  Powers Coupled with an Interest.  All authorizations and agencies
               -------------------------------
herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          14.  Severability.  Any provision of this Pledge Agreement that may be
               ------------
determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Pledgor hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          15.  Headings.  The headings in this Pledge Agreement are for purposes
               --------
of reference only and shall not limit or otherwise affect the meaning hereof.

          16.  Indulgence or Failure Not Waiver; Cumulative Remedies.  No waiver
               -----------------------------------------------------
of any of the terms and conditions of this Pledge Agreement and no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances or constitute the waiver of any rights of the parties hereto to any other or further action in any circumstances without notice or demand. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Collateral Agent provided under this Pledge Agreement are cumulative, may be exercised singly or concurrently and are cumulative to, and not exclusive of any rights or remedies provided by law or otherwise available.

          17.  Security Interest Absolute; Successors and Assigns; Governing
               -------------------------------------------------------------
Law; Compliance.  Subject to Section 20, all rights of the Collateral Agent and
---------------
security interests hereunder, and all obligations of the Pledgor under this Pledge Agreement, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Notes or the Stock Purchase Agreement;
(ii) the absence of any attempt to collect the Notes or of any other action to enforce the same; (iii) any change of the time, manner or place of payment, or any other term, of the Notes; (iv) any exchange, release or non-perfection of any collateral securing payment of the Notes; (v) any law, regulation or order of any jurisdiction affecting any term of the Notes or the Collateral Agent's rights with respect thereto; and (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor, any guarantor or any other Person (other than the indefeasible payment in full of all obligations under the Notes). This Pledge Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, except that the Pledgor may not assign without the consent of the Collateral Agent under this Pledge Agreement. THIS PLEDGE AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL CHOICE OF LAW AND CONFLICTS OF LAWS RULES OF SUCH STATE, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION MAY BE MANDATORILY APPLICABLE UNDER THE LAWS OF THE STATE OF NEW YORK.

          18.  Notices.  All notices, demands, requests, consents, approvals and
               -------
other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided in the Stock Purchase Agreement.

          19.  Irrevocable Authorization and Instruction to Company.  The
               ----------------------------------------------------
Pledgor hereby authorizes and instructs the Company to comply with any instruction received by it from the Collateral Agent in writing (with a copy to the Pledgor) that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement and is within the rights of the Collateral Agent hereunder, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Company shall be fully protected in so complying.

          20.  Termination of Pledge Agreement; Release of Collateral.  This
               ------------------------------------------------------
Pledge Agreement, and all obligations of the Pledgor hereunder, shall terminate upon the earlier to occur of (i) the indefeasible payment in full of all obligations under the Notes and (ii) the consummation of the Merger, and all right, title and interest of the Collateral Agent in and to the Collateral shall revert to the Pledgor and its successors and assigns. Upon the termination of the Collateral Agent's security interest and the release of the Collateral, the Collateral Agent will, at the written request and expense of the Pledgor, (a) promptly execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of such security interest or the release of the Collateral, and (b) promptly deliver or cause to be delivered to the Pledgor (without recourse and without any representation or warranty) all property of the Pledgor then held by the Collateral Agent or any agent or nominee of the Collateral Agent pursuant to this Pledge Agreement. If, at any time prior to the Merger, all or part of any payment of the Notes theretofore made by the Pledgor or any other Person is rescinded or otherwise must be returned by the Collateral Agent for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Pledgor or any other Person), this Pledge Agreement shall continue to be effective or shall be reinstated, as the case may be, as to the portion of the Notes which was satisfied by the payment to be rescinded or returned, all as though such payment had not been made.

          21.  Changes in Writing.  Neither this Pledge Agreement nor any term
               ------------------
hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the parties hereto.

          22.  Counterparts.  This Pledge Agreement may be executed in any
               ------------
number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          23.  Waivers of Jury Trial.  Each of the parties hereto irrevocably
               ---------------------
and unconditionally waives trial by jury in any legal action or proceeding relating to this Pledge Agreement.

          24.  Personal Jurisdiction.  The Pledgor (i) hereby irrevocably
               ---------------------
submits itself to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County, United States of America and, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Pledge Agreement or the subject matter hereof brought by the Collateral Agent, and (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by law, in such federal court.

          The Pledgor hereby generally consents to service of process and additionally, in the event the Pledgor's chief executive offices are not at any time located in the State of New York, irrevocably designates and appoints CT Corporation Systems (or any successor organization) with offices on the date
hereof at                                     , United States (the "Process
Agent"), to receive service of process in such action, suit or proceeding, it being agreed that service upon any such attorney-in-fact shall constitute valid service upon the Pledgor or its respective successors or assigns. The Pledgor agrees that (x) the sole responsibilities of its Process Agent shall be (i) to receive such process, (ii) to send a copy of any such process so received to it, by mail, certified or registered, with appropriate postage prepaid for first class mail, at the address listed for it herein, or at the last address filed in writing by such person with its Process Agent and (iii) to give prompt facsimile notice of receipt thereof to such person at such address, and (y) its Process Agent shall have no responsibility for the receipt or nonreceipt by such person of such process, nor for any performance or nonperformance by such party or their successors or assigns. The Pledgor hereby agrees to pay to such Process Agent such compensation as shall be agreed upon from time to time for services as its Process Agent hereunder. Each party further agrees that a final judgment against it in any such action or proceeding shall be conclusive, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of such person therein described; provided, however, that nothing in
                                            --------  -------
this Section 24 shall affect the right of the other parties hereto or their successors, subrogees or assigns to serve legal process in any other manner permitted by law or affect the right of any party hereto or its successors or assigns to bring any action or proceeding against such person or its property in the courts of other jurisdictions. In the event of the transfer of all or substantially all the assets and business of any Process Agent to any other person, by consolidation, merger or otherwise, such other person shall be substituted hereunder for such Process Agent with the same effect as if named herein. The Pledgor further covenants and agrees that so long as this Pledge Agreement shall be in effect, it shall maintain a duly appointed agent for the service of summonses and other legal processes in New York City.

          25.  Collateral Agency Agreement.  Any obligation of or terms
               ---------------------------
regarding the Collateral Agent in this Agreement are subject to the same terms, conditions and provisions (including indemnity provisions) of the Collateral Agency

Agreement dated as of the date hereof between the Pledgor and the Collateral Agent.

          IN WITNESS WHEREOF, the parties have executed this Pledge Agreement on the date and year first above written.

                              MTEL LATIN AMERICA, INC.


                              By:
                                  --------------------------
                                  Name:
                                  Title:


Agreed and Accepted as of this
      day of June, 1997
-----

THE CHASE MANHATTAN BANK,
as Collateral Agent


By:
    --------------------------
    Name:
    Title:

Agreed and Accepted for purposes
of Section 19 hereof as of this
      day of June, 1997
-----

RADIOMENSAJE S.A.C.


By:
    --------------------------
    Name:
    Title:

                                  SCHEDULE I
                               Pledge Agreement
                               ----------------


                         DESCRIPTION OF PLEDGED STOCK


                                          Class of  Certificate  No. of
Company                                    Stock      No(s).     Shares
-------                                   --------  -----------  -------
Radiomensaje  S.A.C.                         A                     356
Radiomensaje S.A.C.                          B                   999,644